EXHIBIT 4.9

AGENCY AGREEMENT

November 15, 2012

Energizer Resources Inc.
141 Adelaide Street West
Suite 520
Toronto, Ontario
M5H3L5

Attention: Craig Scherba, President and COO Dear Sir:

Re:      Private Placement of Common Shares and Warrants

Euro Pacific Canada Inc. ("Europac") and Jennings Capital Inc. (collectively, the "Agents"  and individually, an "Agent") understand that Energizer Resources Inc. (the "Corporation") proposes to issue units of the Corporation (the "Units") at a price of $0.35 per Unit for aggregate gross proceeds of $354,000.15.   Each Unit will consist of one common share in the capital of the Corporation (a "Common  Share") and one half of one common share purchase warrant of the Corporation (each whole warrant, a "Warrant").  Each Warrant will entitle the holder thereof to purchase one common share of the Corporation at an exercise price of $0.50 per share for a period of 24 months following the applicable Closing Date (as hereinafter defined).

Subject to the terms and conditions set forth below, the Corporation hereby appoints Europac as the sole bookrunner and the Agents as the sole and exclusive agents of the Corporation to solicit, on a commercially-reasonable best efforts basis, orders for the Units (as herein defined), and the Agents hereby agree to act in such capacity.  The engagement of the Agent hereunder shall terminate on Closing. The Corporation agrees that the Agents are under no obligation to purchase any Units.

The terms and conditions of this Agreement are as follows:

1.	Definitions. Interpretation and Schedules

(a)	Definitions: Whenever used in this Agreement:

(i)	"Additional Units" has the meaning attributed to such term in Section 3;

(ii)	"Agents" mean Euro Pacific Canada Inc. and Jennings Capital Inc.;

(iii)	"Agreement" means this agreement, including the schedules attached hereto, as amended or supplemented from time to time;

(iv)
"Ancillary Documents" means all agreements, indentures, certificates and documents executed and delivered, or to be executed and delivered, by the Corporation in connection with the transactions contemplated by this Agreement or the Subscription Agreements;

(v)	"Auditor" means MSCM LLP, the auditor of the Corporation;

(vi)
"Broker  Warrant"  means  the  broker  warrants  issuable  to  the  Agents exercisable for a period of 24 months following the applicable Closing Date, to acquire in aggregate that number of Units which is equal to 6% of the number of Units issued under the Offering;

(vii)	"Broker Warrant Shares" refers to the Common Shares issuable on exercise of the Broker Warrants and the Common Shares issuable on exercise of the Warrants underlying the Broker Warrants;

(viii)	"Business Day" means a day which is not a Saturday, Sunday or a statutory or civic holiday in the City of Toronto, Ontario;

(ix)	"Closing" means the closing of the purchase and sale of the Offered Securities subscribed for by the Purchasers pursuant to the Subscription Agreements;

(x)	"Closing Date" means November 15, 2012 or such other date or dates as theCorporation and the Agents may mutually agree upon;

(xi)	"Closing Time" means 10:00 a.m. (Toronto time) on the applicable Closing Date or such other time on the applicable Closing Date as the Corporation and the Agents may mutually agree upon;

(xii)	"Common Shares" means the common shares which the Corporation is authorized to issue as constituted on the date hereof;

(xiii)	"Concurrent Offering" means the non-brokered private placement by theCorporation concurrent with this Offering of up to 4,655,713 Units;

(xiv)	"Corporation" means Energizer Resources Inc., a corporation existing under the laws of Minnesota and includes any successor corporation thereto;

(xv)
"Distribution Compliance  Period" means the six-month period that begins on the later of: (a) the date the Units are first offered to persons other than distributors in reliance on Regulation S; and (b) the Closing Date; provided that all offers and sales by a distributor of an unsold allotment or subscription shall be deemed to be made during the Distribution Compliance Period;

(xvi)	"Directed Selling Efforts" means "directed selling efforts" as that term is defined in Regulation S;

(xvii)	"Indemnitor" has the meaning ascribed thereto in Section 11.

(xviii)	"Information" means all information found under the Corporation's profile on the System for Electronic Document Analysis and Retrieval commonly known as SEDAR since January 1, 2009;

(xix)	"Offered Securities" means the Common Shares and Warrants comprising theUnits;

(xx)	"Offering" means the offering for sale by the Corporation on a private placement basis of the Units, including the Over-Allotment Option;

(xxi)	"Offering Jurisdictions" means such provinces of Canada as may be agreed by the Corporation and the Agents;

(xxii)
"Ontario  Act"   means  the  Securities  Act  (Ontario)  and  the  regulations thereunder, together with the published instruments, policies, rules, orders, codes, notices and interpretation notes of the Ontario Securities Commission, as amended, supplemented or replaced from time to time;

(xxiii)	"Over-Allotment Option" has the meaning attributed to such term in Section3;

(xxiv)
"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

(xxv)
"Properties" means the mineral exploration and development properties ofthe Corporation, including the Green Giant Property, the Joint Venture Property and Sagar Property each as described in the Corporation's most recently filed Form 10-K;

(xxvi)	"Purchase Price" means the price to be paid by the Purchasers for each Unit under the Offering, being $0.35 per Unit;

(xxvii)	"Purchasers" means the purchasers of the Offered Securities collectively; (xxviii)"Regulation S" means Regulation S adopted by the SEC under the U.S.Securities Act;

(xxix)	"Reporting Jurisdictions" means the provinces of British Columbia, Alberta and Ontario collectively;

(xxx)	"Rule 144" means Rule144 under the U.S. Securities Act;

(xxxi)	"SEC" means the United States Securities and Exchange Commission;

(xxxii)
"Securities  Commissions"  means the securities regulatory authorities of the Offering Jurisdictions or Reporting Jurisdictions and the Securities and Exchange Commission of the United States collectively, as the case may be;

(xxxiii)
"Securities Laws" means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada and the United States of America, the applicable policy statements issued by the securities regulators in each of the provinces and territories of Canada and the United States of America;

(xxxiv)	"Stock Exchange" means the Toronto Stock Exchange;

(xxxv)	"Subscription Agreements" means the subscription agreements to be entered into between the Corporation and each of the Purchasers of Units;

(xxxvi)	"Tax Act" means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended, re-enacted or replaced from time to time;

(xxxvii)	"United States" and "U.S." means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(xxxviii)	"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

(xxxix)	"U.S. Person" means a U.S. person as that term is defined in Regulation S;

(xl)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(xli)	"Warrant Shares" means the Common Shares issuable upon exercise of the Warrants; and

(xlii)
"Warrants" means the common  share purchase warrants forming  part of the Units, each Warrant entitling the holder to acquire one Warrant Share at a price of $0.50 per share for a period of 24 months following the applicable Closing Date.

(b)
Other Defined Terms: .Whenever used in this Agreement, the words and terms "affiliate", "associate", "material fact", "material change", "misrepresentation", "senior officer" and "subsidiary" shall have the meaning given to such word or term in the Ontario Act unless specifically provided otherwise herein

(c)
Plural and Gender:  Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and neuter.

(d)	Currency: All references to monetary amounts in this Agreement are to United States dollars.

2.	The Agents

(a)
Sale on Exempt Basis: The Agents shall offer for sale on behalf of the Corporation and solicit, on a commercially-reasonable best efforts basis, orders for the Units in the Offering Jurisdictions in compliance with the Securities Laws of the Offering Jurisdictions and only to such Persons and in such manner so that, pursuant to the provisions of the Securities Laws of the Offering Jurisdictions, no prospectus or offering memorandum or other similar document need be filed with, or delivered to, any Securities Commission and no registration is required in any Offering Jurisdiction in connection therewith.

(b)
Selling Group:  The Corporation agrees that, subject to the consent of the Corporation, such consent not to be unreasonably withheld or delayed, the Agents shall have the right to invite one or more securities dealers to form a selling group to participate in finding purchasers for the Units. The Agents shall have the right to control all compensation arrangements between the members of the selling group provided that the Corporation shall in no way be responsible for payment of any compensation to the Agents or their selling group members in excess of that expressly payable hereunder. The Corporation grants all of the rights and benefits of this Agreement to any securities dealer who is a member of any selling group formed by the Agents and appoints the Agents as trustee of such rights and benefits for all such securities dealers, and the Agents hereby accept such trust and agree to hold such rights and benefits for and on behalf of all such securities dealers. The Agents shall ensure that any securities dealer who is a member of any selling group formed by the Agents pursuant to the provisions of this subsection 2(b) or with whom the Agents have a contractual relationship with respect to the Offering, if any, agrees with the Agents to comply with the covenants and obligations given by the Agents herein. The Corporation agrees and acknowledges that the obligations of the Agents and those members of the selling group (if any) pursuant to this Agreement are several and not joint.

(c)
Covenants. Representations and Warranties of the Agents:   Each of the Agents covenants with the Corporation that (i) it will comply with the Securities Laws of the Offering Jurisdictions in which it solicits or procures subscriptions for Units in connection with the Offering, (ii) it will not solicit or procure subscriptions for Units so as to require the registration thereof or the filing of a prospectus or similar document with respect thereto under the laws of any jurisdiction, and (iii) it will obtain from each Purchaser an executed Subscription Agreement in a form acceptable to the Corporation and the Agents, acting reasonably. Each of the Agents represents and warrants that it is, and, to the best of its knowledge, all members of any selling group formed by the Agents are, qualified to so act in the Offering Jurisdictions in which they solicited or procured subscriptions for the Units and that it, and to the best of its knowledge after due enquiry, each member of any such selling group, is registered under the Ontario Act and is registered or exempt from registration under the securities legislation in any jurisdiction in which it solicited or procured subscriptions, as applicable, as a dealer in an appropriate category.

(d)
Filings:  The Corporation undertakes to file or cause to be filed all forms and undertakings required to be filed by the Corporation in connection with the Offering so that the distribution of the Units may lawfully occur in the Offering Jurisdictions without the necessity of filing a prospectus or an offering memorandum in Canada and the Agents undertake to use their commercially reasonable efforts to cause the Purchasers of the Units to complete (and it shall be a condition of closing in favour of the Corporation that the Purchasers complete and deliver to the Corporation) any forms and undertakings and to provide such information as may be required by the Securities Laws of the Offering Jurisdictions and by the Stock Exchange. All fees payable in connection with such filings shall be at the expense of the Corporation.

(e)
No Offering Memorandum: Neither the Corporation nor the Agents shall (i) provide to  prospective purchasers of  Units  any  document or  other  material  that  would constitute an offering memorandum within the meaning of the Securities Laws of the Offering Jurisdictions or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Units, including but not limited to, causing the sale of the Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display or the Internet, or otherwise, or conduct any seminar or meeting relating to any offer and sale of the Units whose attendees have been invited by a general solicitation or general advertising.

(f)	Compliance with Regulation S:

(i)
The Agents acknowledge  that the Offered Securities,  the Warrant Shares, the Broker Warrants and the Broker Warrant Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws (other than pursuant to the Registration Statement) and may not be offered or sold other than pursuant to a transaction exempt from or not subject to the registration  requirements  of the U.S. Securities  Act and all applicable state securities laws;

(ii)
The Agents have not offered and sold, and will not offer or sell, any Units or Additional Units as part of their initial distribution, except in an offshore transaction in accordance with Rule 903 of Regulation S to persons that are not, and are not purchasing for the account or benefit of, U.S. Persons. Accordingly,  neither  the Agents  nor any of their respective  affiliates  nor any person acting on their behalf (i) has made or will make any offer to sell or any solicitation  of an offer to buy any Units  to, or for the account or benefit of, any person within the United States or any U.S. Person, or (ii) has facilitated or will facilitate any sale of Units to any purchaser unless at the time the buy order was or will have been originated, the purchaser was outside  the  United  States  and  was  not  a  U.S.  Person,  or  acting  for  the account or benefit of U.S. Person, or the Agents, their respective affiliates or any person acting on their behalf reasonably believed that such purchaser was outside the United States and was not a U.S. Person or acting for the account or benefit of U.S. Person;

(iii)	Neither the Agents nor any of their respective affiliates nor any person acting on their behalf has made or will make any Directed Selling Efforts in the United States;

(iv)
At or prior to confirmation of the sale of any Units, Warrant Shares, Broker Warrants and Broker Warrant Shares, the Agents will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration  that purchases  such securities  during the Distribution Compliance Period a confirmation  or notice to substantially  the following effect:

A.
"The securities covered hereby have not been registered under theU.S.   Securities   Act  of  1933  (the  "U.S.   Securities   Act"),   as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until six months after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the U.S. Securities Act. Terms used herein have the meanings given to them in RegulationS."

B.
In addition, prior to the expiration of the Distribution Compliance Period,  all  subsequent offers  and  sales  of  the  Units,  Warrant Shares, Broker Warrants and Broker Warrant Shares by the Agents shall be made only in accordance with the provision of Rule 903 or 904 of Regulation S, pursuant to a registration of the applicable security under the U.S. Securities Act, or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

C.
The Agents agree to obtain substantially identical undertakings from each member of any banking and selling group formed in connection with the distribution of the Units contemplated hereby and to comply with the offering restriction requirements of Regulation S.

(v)
The Agents and their affiliates and representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Units in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Units whose attendees have been invited by any general solicitation or general advertising;

(vi)
The Agents have not and will not solicit offers to purchase or sell the Units so as to require the filing of a prospectus, registration statement, offering memorandum or any continuous disclosure documents, or the provision of a contractual right of action under the laws of any jurisdiction;

(vii)
The  Agents will  use  their reasonable best  efforts  to obtain  from  each Purchaser an executed Subscription Agreement and all other applicable forms, reports, undertakings and documentation required under the Securities Laws or required by the Corporation, acting reasonably; and

(viii)
The Agents are not persons within the United States or U.S. Persons, the Broker Warrants were not offered to the Agents in the United States and this Agreement has not been signed by the Agents in the United States; the Agents acknowledge that the Broker Warrants and the Broker Warrant Shares are and will be "restricted securities" as defined in Rule 144 and may not be reoffered or resold by the Agents except in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to another available exemption from the registration requirements of the U.S. Securities Act; the Agents further acknowledge  that  such  securities  will  bear  a  U.S.  restrict  legend  to  the foregoing effect.

3.            Over-Allotment  Option

The Corporation has the exclusive option to allow the Agents the right (the "Over-Allotment Option") to sell additional Units for aggregate gross proceeds of up to $1,300,000 (collectively, the "Additional Units") exercisable at any time, in whole or in part, up to 30 days after the first Closing Date.

4.            Due Diligence

Prior to the Closing Time, the Agents and their legal counsel will be provided with timely access to all information reasonably required to permit them to conduct a full due diligence investigation of the Corporation and its business operations, properties, assets, affairs and financial condition; provided that, up until the Closing Time, the Agents shall be permitted to conduct all due diligence that they may, in their sole discretion, require, and in that regard, the Corporation will make available to the Agents and their legal counsel, on a timely basis, all corporate and operating records, material contracts, reserve reports, technical reports, feasibility studies, financial information, budgets, key officers, and other relevant information necessary in order to complete the due diligence investigation of the Corporation and its business, properties, assets, affairs and financial condition for this purpose, and without limiting the scope of the due diligence inquiries the Agents may conduct, to participate in one or more due diligence sessions to be held prior to the Closing Time.

5.            Deliveries By Closing Time

By the Closing Time:

(a)
all actions required to be taken by or on behalf of the Corporation including, without limitation, the passing of all required resolutions of the directors, including committees of the directors, and shareholders of the Corporation, shall have occurred in order to complete the transactions contemplated by this Agreement and the Subscription Agreements, including, without limitation, to create and issue the Warrants forming part of the Units, to create and issue Broker Warrants and to allot and reserve the Common Shares, the Warrant Shares and the Broker Warrant Shares, and a certified copy of all such resolutions shall have been delivered by the Corporation to the Agents;

(b)	the Corporation shall have delivered or caused to be delivered to the Agents:

(i)
legal opinions dated the applicable Closing Date of counsel to the Corporation addressed to, among others, the Agents and the Purchasers satisfactory in form and substance to counsel to the Agents, acting reasonably, addressing the following:

A.	the Corporation is a corporation existing under the laws of its jurisdiction of incorporation and has not been dissolved;

B.	the Corporation has all requisite corporate capacity and power to own and operate its property and assets and to carry on its business as now conducted by it;

C.
the Corporation has all requisite corporate capacity and power to make the Offering and to execute and deliver this Agreement and the Ancillary Documents, including the certificates representing the Warrants and the Broker Warrants, and to perform all of its obligations contemplated thereunder, including the issue of the Warrant Shares upon exercise of the Warrants and the issuance of the Broker Warrant Shares issuable upon exercise of the Broker Warrants;

D.	the authorized and issued capital of the Corporation;

E.
the execution and delivery of this Agreement and the Ancillary Documents, including the certificates representing the Warrants and the Broker Warrants, and the performance by the Corporation of its obligations thereunder, including the issue of the Warrant Shares upon exercise of the Warrants and the issuance of the Broker Warrant Shares upon the exercise of the Broker Warrants do not and will not result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents of the Corporation or the resolutions of the directors or shareholders of the Corporation or corporate or securities laws;

F.
all necessary corporate action  has been taken by the Corporation  to authorize  the execution  and delivery  of this Agreement  and each of the Ancillary Documents, including the certificates representing the Warrants and the Broker Warrants and the completion of the Offering and this Agreement  and each of the Ancillary  Documents,  including the certificates representing the Warrants and the Broker Warrants has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms (subject to the usual qualifications);

G.
all necessary corporate action  has been taken by the Corporation  to authorize  the  issue  of  the  Warrants  and  the  Broker  Warrants;  the Warrant Shares and Broker Warrant Shares, have been allotted and reserved   for   issuance   by   the   Corporation   and   when   issued   in accordance  with  the  due  exercise  of  the  Warrants,  or  the  Broker Warrants,  as  applicable  such  Warrant  Shares  or  Broker  Warrant Shares, as the case may be, shall be issued as fully-paid and non assessable shares of the Corporation;

H.
the offering, issuance and sale of the Offered Securities and the issuance of Broker Warrants have been effected in such a manner as to be exempt, either by statute or regulation or order, from the prospectus requirements of the Offering Jurisdictions, and no documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under applicable securities legislation in connection therewith, it being noted, however, that the Corporation is required to file or cause to be filed with each relevant Securities Commission a report on Form 45-106F1 or 45-106F6, as applicable, within 10 days following Closing;

I.
no prospectus will be required and no documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under applicable securities   legislation   in  connection   with   the  issuance   of   the Warrant Shares upon the exercise of the Warrants, or the issuance of the Broker Warrant Shares upon the exercise of the Broker Warrants;

J.
no other documents will be required to be filed, proceedings taken, approvals, permits, consents or authorizations obtained by the Corporation  pursuant  to applicable  securities  laws  to permit  the first trade of the Common Shares, Warrants or Warrant Shares by a Purchaser  resident in the Offering Jurisdictions,  or by the Agents of the Broker  Warrant  Shares,  provided  that such  trade  is made through  registrants  registered  in  the  appropriate  category  under Ontario Securities  Laws who comply with such Ontario Securities Laws, or in circumstances in which there is an exemption from the registration requirements of Ontario Securities Laws, and provided that at the time of such first trade:

(1)	the Corporation is and has been a "reporting issuer" for the four months immediately preceding the first trade in a jurisdiction of Canada;

(2)	at the time of the first trade, at least four months have elapsed from the "distribution date" (as such term is definedin National Instrument 45-102 - Resale of Securities ("NI 45-102"));

(3)
the certificates representing the securities that are the subject of the trade were issued with a legend stating the prescribed restricted period in accordance with Section 2.5(2)3(i) of NI 45-102 or if the securities are entered into a direct registration or other electronic book-entry system, or if the purchaser did not directly receive a certificate representing the security, the purchaser received written notice containing the legend restriction notation set out in Section 2.5(2)3(i) of NI 45-102;

(4)	such trade is not a "control distribution" (as such term is defined in NI 45-102);

(5)	no unusual effort is made to prepare the market or create a demand for the securities that are the subject of the trade;

(6)	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(7)
if the selling securityholder is an insider or officer of the Corporation at the time of the first trade, the selling securityholder has no reasonable grounds to believe that the Corporation is in default of securities legislation;

K.	the certificates representing the Warrants and Broker Warrants have been approved by the directors of the Corporation and comply with applicable law; and

L.	as to good corporate status of the Corporation's subsidiaries and good title to the Corporation's Properties located in Madagascar;

(ii)
a certificate dated the applicable Closing Date signed by an appropriate officer of the Corporation and addressed to, among others, the Agents and the Purchasers with respect to the articles of the Corporation, the resolutions of the directors of the Corporation with respect to the Offering and any other corporate action taken relating to this Agreement and the Ancillary Documents and with respect to such other matters as the Agents may reasonably request and including specimen signatures of the signing officers of the Corporation;

(iii)	a Subscription Agreement from each Purchaser accepted by the Corporation;

(iv)	definitive certificates representing the Offered Securities registered in the names of the Purchasers or in such other name or names as the Purchasers or the Agents may direct;

(v)	definitive certificates representing the Broker Warrants registered in the name of the Agents or in such other name as the Agents may direct; and

(vi)	such further documents as may be contemplated by this Agreement or as theAgents may reasonably require;

all in form and substance reasonably satisfactory to the Agents;

(c)	the Agents shall have delivered or cause to be delivered to the Corporation:

(i)
payment of the aggregate gross Purchase Price for the Units purchased by the Purchasers less (i) the fee as provided in section 7 of this Agreement and (ii) the expenses (including legal expenses) payable by the Corporation to the Agent as provided in section 12 of this Agreement by certified cheque or bank draft payable to the Corporation or as the Corporation may otherwise direct in writing against delivery from the Corporation to the Agents of a receipt for the net Purchase Price for the Units;

(ii)	duly completed and executed Subscription Agreements (including all applicable schedules); and

(iii)	such further documents as may be contemplated by this Agreement or as the Corporation may reasonably require;

all in form and substance reasonably satisfactory to the Corporation.

6.            Closing

(a)	Closing: The Closing shall be completed at the offices of counsel for the Corporation at the Closing Time on the applicable Closing Date.

(b)
Conditions of Closing:  The following are conditions precedent to the obligation of the Agents to complete the Closing and of the Purchasers to purchase the Offered Securities, which conditions the Corporation hereby covenants and agrees to use commercially reasonable efforts thereof to fulfill within the time set out herein therefor, and which conditions may be waived in writing in whole or in part by the Agents:

(i)
the Corporation shall have received all necessary approvals and consents, including all necessary regulatory approvals and consents (including those of the Stock Exchange) required for the completion of the transaction contemplated by this Agreement, all in a form satisfactory to the Agents and the Stock Exchange shall have conditionally approved the listing thereon of the Common Shares, the Warrant Shares and the Broker Warrant Shares, subject to the fulfillment of normal conditions;

(ii)	receipt by the Agents of the documents set forth in section 5 of this Agreement to be delivered to the Agents;

(iii)
the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(iv)	the Corporation having complied with all covenants, and satisfied all terms and conditions, contained herein to be complied with and satisfied by the Corporation at or prior to the Closing Time; and

(v)	the Agents not having previously terminated the obligations thereof pursuant to this Agreement.

7.            Fee

(a)
Commission:  In consideration of the Agents agreeing to act as agents of the Corporation in respect of the Offering, and in consideration of the services performed and to be performed by the Agents in connection therewith, the Corporation shall pay to the Agents or as the Agents may otherwise direct at the Closing Time against receipt of payment of the Purchase Price for the Units, a fee, payable in cash equal to 6% of the aggregate Purchase Price for the Units issued to the Purchasers, excluding, for greater certainty, any securities issued pursuant to the Concurrent Offering. Notwithstanding the foregoing, the Agents' commission for the November 15, 2012 Closing shall be 3% of the aggregate Purchase Price for the Units issued on November 15, 2012 to the Purchasers, excluding, for greater certainty, any securities issued pursuant to the Concurrent Offering.

(b)
Broker Warrants:   In addition  to the commission  payable to the Agents pursuant to subsection  7(a) hereof, as additional consideration for the services performed and to be performed by the Agents hereunder, the Corporation shall issue to the Agents or as the Agents may otherwise  direct at the Closing Time the Broker Warrants, in form and substance satisfactory to the Agents.

(c)
Prospectus Exemption:  Each  of  the Agents  represents  and  warrants  that it is an "accredited  investor" as defined in National Instrument 45-106 and will be acquiring the Broker Warrants pursuant to subsection 7(b) above, as principal.

8.            Representations and Warranties

The Corporation  hereby represents and warrants to the Agents and the Purchasers, and acknowledges   that   the   Agents   and   the   Purchasers   are   relying   upon   each   of   such representations and warranties in completing the Closing, as follows:

(a)
Incorporation  and Organization:  The  Corporation   has  been   incorporated   and organized  and is an existing  corporation  under  the laws  of Minnesota  and  has all requisite corporate power and capacity to carry on its business as now conducted  or proposed  to be conducted  and to own or lease and operate  the property and assets thereof and the Corporation  has all requisite corporate  power and capacity  to enter into, execute  and deliver  this Agreement  and  the Subscription  Agreements  and  to carry out the obligations thereof hereunder and thereunder.

(b)
Extra-provincial  Registration:  The Corporation is licensed, registered or qualified as an extra-provincial  or foreign corporation in all jurisdictions  where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make  licensing,  registration  or qualification  necessary  and is carrying  on the business thereof in compliance  in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

(c)
Authorized Capital: The Corporation  is authorized to issue an unlimited  number of Common  Shares  and  an  unlimited  number  of  special  shares,   of  which,  as  of November 6, 2012, 157,447,178  Common Shares and no preferred shares were issued and outstanding as fully paid and non-assessable shares.

(d)
Listing:   The Common Shares are, and at the time of issue of the Offered Securities will be, listed on the Stock Exchange and the Warrant Shares and the Broker Warrant Shares will, at the time of issue thereof, have been conditionally  listed on the Stock Exchange.

(e)
Certain  Securities  Law  Matters:  The  Common  Shares  are  listed  on  the  Stock Exchange, the Corporation is a reporting issuer in the Reporting Jurisdictions, and the Corporation  is not in default of any material requirement of the Securities  Laws of any of the Reporting Jurisdictions or the United States or of any requirement of the Stock Exchange.

(f)
Rights to Acquire Securities: No Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Corporation, except that as at November 6, 2012, an aggregate of 66,609,695 Common Shares were reserved for issue pursuant to outstanding options, warrants, convertible, exercisable and exchangeable securities and other rights to acquire Common Shares.

(g)
Rights Plan:  The directors of the Corporation have not adopted a shareholder rights plan or a similar plan and the Corporation is not party to what is commonly referred to as a shareholder rights plan agreement.

(h)
No Pre-emptive Rights: The issue of the Offered Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

(i)
Offered Securities:   Subject to compliance by the Agents with the provisions of Section 2 hereof and subject to the representations and warranties of the Purchasers contained in the Subscription Agreements being true and correct at the Closing Time, the execution of this Agreement and the Subscription Agreements and the issue by the Corporation to the Purchasers of the Offered Securities will be exempt from the prospectus requirements of the Securities Laws of the Offering Jurisdictions.

(j)	Subsidiaries: The Corporation has no material subsidiaries, other than:

(i)	Energizer Resources (Mauritius) Ltd;

(ii)	Energizer Resources Madagascar SARL;

(iii)	THB Venture Ltd;

(iv)	Energizer Resources Minerals SARL;

(v)	Madagascar-ERG Joint Venture (Mauritius) Ltd; and

(vi)	ERG Madagascar SARL.

(k)
Issue of Offered Securities: All necessary corporate action has been taken, or prior to the applicable Closing Date will have been taken, to authorize the allotment, issue and sale of, and the delivery of certificates representing, the Offered Securities and, upon payment of the requisite consideration therefor, the Offered Securities will be validly issued and, in the case of the Common Shares, will be fully paid and non assessable.

(1)
Consents. Approvals and Conflicts:  None of the offering and sale of the Offered Securities, the execution and delivery of this Agreement and the Subscription Agreements, the compliance by the Corporation with the provisions of this Agreement and the Subscription Agreements or the consummation of the transactions contemplated herein and therein including, without limitation, the issue of the Offered Securities to the Purchasers for the consideration and upon the terms and conditions as set forth herein, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under the Securities Laws of the Offering Jurisdictions and the policies of the Stock Exchange to be filed or obtained following the applicable Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation is a party or by which any of them or any of the properties or assets thereof is bound, or the constating documents of the Corporation or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation, taken as a whole.

(m)
Authority and Authorization:  The Corporation has full corporate power and capacity to enter  into  this Agreement  and the Ancillary Agreements  and to do all acts and things and execute and deliver all documents as are required  hereunder  to be done, observed,  performed  or executed  and delivered  by it in accordance  with  the terms hereof and thereof and the Corporation  has taken, or prior to the applicable  Closing Date will have taken, all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements and to observe and perform the provisions of this Agreement  and the Ancillary Agreements  in accordance  with the  provisions  hereof  and  thereof  including,  without  limitation,  the  issue  of  the Offered Securities to the Purchasers for the consideration and upon the terms and conditions set forth herein and therein.

(n)
Validity and Enforceability:  Each of this Agreement  and the Ancillary Agreements has  been  authorized,  executed  and  delivered  by the Corporation  and  constitutes  a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms hereof and thereof.

(o)
Common Shares. Warrants and Broker Warrants:  The Corporation has all requisite corporate power and capacity to issue the Common Shares, Warrants and Broker Warrants and to enter into, execute and deliver and to carry out the obligations thereof under the certificates representing the Warrants and Broker Warrants. All necessary corporate action has been taken by the Corporation to authorize the issue of the Common Shares, Warrants and Broker Warrants in accordance with the terms and conditions hereof and, when issued, the Common Shares, Warrants and Broker Warrants will be validly issued. The certificates representing the Warrants and Broker Warrants constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with the terms thereof.

(p)
Public  Disclosure:  Each of the documents  which contains  any of the Information was, as of the date of filing thereof, in compliance in all material  respects with the Securities Laws of the Reporting Jurisdictions and the United States and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Corporation which the Corporation has not publicly disclosed which materially adversely affects, or so far as the Corporation can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation or the ability of the Corporation to perform its obligations under this Agreement and the Subscription Agreements.

(q)
Timely Disclosure: The Corporation is in compliance with all timely disclosure obligations under the Securities Laws of the Reporting Jurisdictions and the United States, and, without limiting the generality of the foregoing, there has not occurred since June 30, 2012 any material adverse change, in the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation which has not been publicly disclosed and none of the documents filed by or on behalf of the Corporation pursuant to the Securities Laws of the Reporting Jurisdictions and the United States contain a misrepresentation at the date of the filing thereof.

(r)
No Cease Trade Order:  No order preventing, ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and is continuing in effect and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Corporation, are pending, contemplated or threatened.

(s)
Accounting Controls:  The Corporation maintains a system of internal accounting controls  sufficient  to  provide  reasonable  assurance  that:     (i)  transactions  are completed in accordance with the general or a specific authorization of management of  the  Corporation;  (ii)  transactions  are  recorded  as  necessary  to  permit  the preparation of financial statements for the Corporation in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets  of the Corporation is  permitted only in accordance with  the general or a specific authorization of management of the Corporation; and (iv) the recorded accountability for assets of the Corporation is compared with the existing assets of the Corporation at reasonable intervals and appropriate action is taken with respect to any differences therein.

(t)
Financial Statements:  The audited financial statements of the Corporation for the fiscal year ended June 30, 2012, together with the auditors' report thereon and the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in such financial statements), are substantially correct in every particular and present fairly the financial condition and position of the Corporation as at the dates thereof and such financial statements contain no direct or implied statement of a material fact which is untrue on the date of such financial statements and do not omit to state any material fact which is required by generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading.

(u)	Changes in Financial Position: Since June 30, 2012:

(i)	the Corporation has not paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor;

(ii)
the Corporation has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; and

(iii)	the Corporation has not entered into any material transaction.

(v)
Insolvency:  The Corporation has not committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any Person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it.

(w)	No Contemplated Changes: The Corporation has not approved and has not entered into any agreement in respect of:

(i)
the purchase of any material property or material assets or any interest therein or the sale, transfer or other disposition  of any material  property  or material assets or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares or otherwise; or

(ii)	the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or otherwise) of the Corporation.

(x)
Taxes and Tax Returns:  The Corporation has filed in a timely manner all required tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been determined by a governmental authority to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or which have been determined by a governmental authority to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, business, affairs or prospects of the Corporation and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by the Corporation or the payment of any material tax, governmental charge, penalty, interest or fine against the Corporation. There are no actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority. The Corporation has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

(y)
Compliance with Laws. Licenses and Permits: The Corporation has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, territorial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations thereof, and the Corporation has not received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially adversely affect the conduct of the business or operations of, or the assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of, the Corporation.

(z)
Agreements and Actions: To the best of its knowledge, the Corporation is not in violation of any term of the constating documents thereof. To the best of its knowledge, the Corporation is not in violation of any term or provision of any agreement, indenture or other instrument applicable to it which would, or could, result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs or operations of the Corporation. The Corporation is not in default in the payment of any obligation owed which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the knowledge of the Corporation after due inquiry, threatened which, either in any case or in the aggregate, might result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs, prospects or operations of the Corporation or in any of the material properties or assets thereof or in any material liability on the part of the Corporation or which places, or could place, in question the validity or enforceability of this Agreement, the Subscription Agreements or any document or instrument delivered, or to be delivered, by the Corporation pursuant hereto.

(aa)
Owner of Property: The Corporation is the recorded and beneficial owner of the Properties and holds, or is in the process of applying for, either freehold title, leases, concessions, claims, options, participating interests or other conventional property or proprietary rights recognized in the jurisdiction in which a particular Property is located in respect of the mineral rights located in the Properties, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Information or otherwise disclosed to the Agents or their counsel in writing, and no other property rights are necessary for the conduct of the business of the Corporation as currently conducted. The Corporation does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and the Corporation has no responsibility or obligation to pay any material commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof.

(bb)
Mineral Rights: The Corporation holds, or is in the process of applying for, mineral claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the Properties in which the Corporation has an interest as described in the Information under valid and subsisting title documents or other recognized agreements or instruments, sufficient to permit the Corporation to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Corporation has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting. The Corporation has, or is in the process of applying for or acquiring, all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Corporation has an interest as described in the Information granting the Corporation the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation, with only such exceptions as do not materially interfere with the use made by the Corporation of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation.

(cc)
Property Agreements:   Any and all of the agreements and other documents and instruments pursuant to which the Corporation holds the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, and to the knowledge of the Corporation, enforceable in accordance with the terms thereof, the Corporation  is  not  in  default  of  any  of  the  material  provisions  of  any  such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims  pursuant to  which  the  Corporation derives  the  interests  thereof  in  such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid or accrued for.  None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Information.

(dd)
No Defaults: The Corporation is not in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could have a material adverse effect upon the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation.

(ee)
Compliance with Employment Laws: The Corporation is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute a material adverse fact concerning the Corporation or result in a material adverse change to the Corporation, and has not and is not engaged in any unfair labour practice.There is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Corporation after due inquiry, threatened against the Corporation.No union representation question exists respecting the employees of the Corporation and no collective bargaining agreement is in place or currently being negotiated by the Corporation. The Corporation has not received any notice of any unresolved matter and there are no outstanding orders under the Employment Standards Act (Ontario), the Human Rights Code (Ontario), the Occupational Health and Safety Act (Ontario) or the Workers' Compensation Act (Ontario) or any other similar legislation in any jurisdiction in which the Corporation carries on business or has employees. No employee has any agreement as to the length of notice required to terminate his or her employment with the Corporation in excess of twelve months or equivalent compensation and all benefit and pension plans of the Corporation are funded in accordance with applicable laws and no past service funding liability exist thereunder.

(ff)
Employee Plans: Each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension, incentive or otherwise contributed to, or required to be contributed to, by the Corporation or for the benefit of any current or former officer, director, employee or consultant of the Corporation has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to any such plan.

(gg)
Accruals: All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Corporation have been accurately reflected in the books and records of the Corporation.

(hh)
Work Stoppage:  There has not been, and there is not currently, any labour trouble which is adversely effecting or could adversely affect, in a material manner, the conduct of the business of the Corporation.

(ii)	Environmental Compliance: The Corporation:

(i)
and the property, assets and operations thereof (including, to the best of the Corporation has the right to earn an interest) comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, territorial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

(ii)
does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, the Corporation or any of the property, assets or operations thereof (including, to the best of the knowledge of the Corporation after due inquiry, any property in which the Corporation has the right to earn an interest), relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any of the property, assets or operations thereof (including, to the best of the knowledge of the Corporation after due inquiry, any property in which the Corporation has the right to earn an interest) is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, territory, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iii)
except as required by Environmental Laws, has not given or filed any notice under any federal, state, provincial, territorial or local law with respect to any Environmental Activity, the Corporation does not have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Corporation is not aware of any notice being given under any federal, state, provincial, territorial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or the property, assets, business or operations thereof (including, to the best of the knowledge of the Corporation after due inquiry, any property in which the Corporation has the right to earn an interest);

(iv)
does not store any  hazardous or  toxic waste or substance on  the property thereof (including, to the best of the knowledge of the Corporation after due inquiry, any property in which the Corporation has the right to earn an interest) and has not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws; and

(v)
is not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non compliance with Environmental Law which could reasonably be expected to result in a material adverse change to the Corporation.

(jj)
No Litigation: Other than as disclosed in the Information, there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of the Corporation after due inquiry, threatened against or which adversely affect the Corporation or to which any of the property or assets thereof (including, to the best of the knowledge of the Corporation after due inquiry, any property in which the Corporation has the right to earn an interest) is subject, at law or equity, or before or by any court, federal, provincial, territorial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or the ability of the Corporation to perform the obligations thereof and other than as disclosed in the Information, the Corporation is not subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, may result in a material adverse effect on the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or the ability of the Corporation to perform its obligations under this Agreement and the Subscription Agreements.

(kk)
Intellectual Property: The Corporation owns or possesses the right to use all material patents,trademarks,   trademark   registrations,   service   marks,   service   mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of its respective businesses, and the Corporation is not aware of any claim to the contrary or any challenge by any other person to the rights of the Corporation with respect to the foregoing. To the best of the Corporation's knowledge, the Corporation's business as now conducted does not, and as currently proposed to be conducted will not, infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. No claim has been made against the Corporation alleging the infringement by the Corporation of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

(ll)
Minute Books: The minute books of the Corporation contain copies of all constating documents and all proceedings of securityholders and directors (and committees thereof) (or drafts pending the approval thereof) and are complete in all material respects.

(mm)
Non-Arm's Length Transactions:  Other than as disclosed in the Information, the Corporation  does not owe any amount to, and the Corporation  has no present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder of the Corporation or any Person not dealing at "arm's length" (as such term is defined  in the Tax Act) with any of them except for usual employee  reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation.   Except for usual employee or consulting arrangements  made in the ordinary and normal course of business, the Corporation is not a party to any contract, agreement or understanding with any officer, director, employee  or securityholder  of the Corporation  or any other  Person  not dealing  at arm's  length with the Corporation.   No officer, director, employee or securityholder of the Corporation has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation except for claims in the ordinary and normal course of the business of the Corporation such as for accrued vacation pay or other amounts or matters which would not be material to the Corporation.

(nn)
Investment Company Act:   The Corporation is not, and as a result of the sale of the Units contemplated  hereby will not be, an "investment  'company" as defined in the United States Investment Company Act of 1940, as amended.

(oo)
Offers of Units:  Neither the Corporation nor, to the Corporation's knowledge, any of its affiliates nor any person acting on its or their behalf has made or will make (i) any offer to sell or any solicitation of an offer to buy any Units or Broker Warrants to, or for the account or benefit of, any person within the United States or any U.S. Person, or (ii) any sale of Units or Broker Warrants to any purchaser  unless at the time the buy order was or will have been originated,  the purchaser  was outside  the United States  and  was not a U.S. Person,  or the Corporation,  its affiliates  or  any person acting on its or their behalf reasonably believed that such purchaser was outside the United States and was not a U.S. Person.

(pp)	Directed Selling Efforts: None of the Corporation, any of its affiliates, or any person acting on its or their behalf has made or will make any Directed Selling Efforts in the United States.

(qq)
Transfer  Restrictions:   The Corporation  will not register any transfer of the Units, Warrant Shares, Broker Warrants or Broker Warrant Shares not made in accordance with the provisions of RegulationS, pursuant to registration under the U.S. Securities Act or pursuant to another available exemption from the registration requirements of the U.S. Securities Act.

9.            Covenants of the Corporation

(a)	Consents and Approvals: The Corporation covenants and agrees with the Agents and the Purchasers that the Corporation will:

(i)
obtain,  to the extent  not already  obtained,  the necessary  regulatory  consents from the Stock Exchange and, to the extent necessary, from the Securities Commissions  of the Offering Jurisdictions  for the Offering on such  terms as are mutually acceptable to the Agents and the Corporation, acting reasonably;

(ii)	arrange for the listing of the Common Shares compnsmg the Units, the Warrant Shares and the Broker Warrant Shares on the Stock Exchange as soon as possible following Closing; and

(iii)	make all necessary filings and obtain all other necessary regulatory and other consents and approvals required in connection with the transactions contemplated by this Agreement.

(b)	General: The Corporation hereby covenants and agrees with the Agents and the Purchasers that the Corporation will:

(i)
fulfill all  legal  requirements to  permit the issue, offering and  sale  of  the Offered Securities and the issue of the Broker Warrants, including, without limitation, compliance with the Securities Laws of the Offering Jurisdictions to enable the Offered Securities to be offered for sale and sold to the Purchasers without the necessity of filing a prospectus in the Offering Jurisdictions;

(ii)
use reasonable commercial efforts to maintain the listing  of  the Common Shares on the Stock Exchange and its status thereof as a reporting issuer not in default under the securities legislation of each of the Reporting Jurisdictions for a period of 24 months after the applicable Closing Date unless the decision to cease such listing or to cease to be a reporting issuer results from a takeover bid or other transaction which has been accepted or approved by the requisite number of the Corporation's shareholders; and

(iii)
in a timely manner after the applicable Closing Date file such documents as may  be  required  under  the Securities Laws of the Offering Jurisdictions relating to the offering of the Offered Securities which, without limiting the generality of the foregoing, shall include a Form 45-106F1 and a Form 45-106F6 in British Columbia as prescribed National Instrument 45-106 - Prospectus andRegistration Exemptions of the Canadian Securities Administrators;

(iv)
for the period commencing six months from the first Closing Date until one year after the last Closing Date, remain current in its reporting obligations under the U.S. Securities Exchange Act of 1934 (the "U.S. Exchange Act");

(v)
six months after each Closing Date, arrange for a legal opinion to be prepared and submitted to the Corporation's transfer agent listing the investors (the "Selling Shareholders") and the securities they have purchased and continue to hold (the "Securities") from the Offering, allowing the Selling Shareholders who are non-affiliates of the Corporation to sell the Securities freely pursuant to Rule 144 under the U.S. Securities Act if the Corporation is current in its reporting obligations under the U.S. Exchange Act and allowing brokers to request the transfer agent to remove the U.S. restrictive legend in connection with such sale; and

(vi)
one year after each Closing Date, arrange for a legal opinion to be prepared and submitted to the Corporation's transfer agent that will allow the U.S. restrictive legend to be removed from the Securities purchased and held by Selling Shareholders who are non-affiliates of the Corporation.

(c)	Use of Proceeds: The Corporation will use the net proceeds of the Offering for the advancement of the Corporation's mineral properties located in Madagascar and for general corporate purposes.

10.           Termination

(a)
Right of Termination:   Each Agent shall be entitled, at its sole option,  to terminate and cancel, without any liability on the part of such Agent or any other Agent, all of its  obligations  under  this Agreement  and  the  obligations  of  any  Person  who  has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to or at the Closing Time if:

(i)
the Agent is not satisfied in its sole discretion with the results of the due diligence review and investigation, conducted by the Agents or on their behalf, of the Corporation, its properties, businesses, operations, affairs, prospects, liabilities (contingent or otherwise), financial condition or assets;

(ii)
there is in the sole opinion of such Agent a material change or change in a material fact or new material fact or an undisclosed material fact or material change relating to the Corporation which might reasonably be expected to have a material adverse change or effect on the business, affairs, prospects, financial condition, assets or profitability of the Corporation or on the market price or value of the Common Shares or any other securities of the Corporation or on the marketability of the securities of the Corporation;

(iii)
there should develop, occur or come into effect any occurrence of national or international consequence, or any action, law or regulation, inquiry or other event, action or occurrence of any nature whatsoever which, in the sole opinion of the Agents, materially and adversely affects, or may materially and adversely affect, the financial markets or the affairs, prospects, financial condition, assets or profitability of the Corporation or the market price or value of the Common Shares or any other securities of the Corporation or the marketability of the securities of the Corporation;

(iv)	the state of the financial markets is such that in the sole opinion of the Agent it would be unprofitable to offer or continue to offer for sale the Offered Securities;

(v)	there is an inquiry or investigation (whether formal or informal) in relation to the Corporation or any one of the officers or directors of the Corporation or any of its principal shareholders;

(vi)
any order or ruling is issued, or any inquiry, action, suit, proceeding or investigation (whether formal or informal) is instituted or announced or threatened in relation to the Corporation or any of the directors or officers of the Corporation (other than one based solely upon the activities or alleged activities of the Agent(s)) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Offered Securities, the Common Shares or any other securities of the Corporation (other than one based solely upon the activities or alleged activities of the Agent(s));

(vii)	any order to cease or suspend trading in any securities of the Corporation is made, threatened or announced by the Stock Exchange or any securities regulatory authority; or

(viii)
the Corporation  is in  breach of any  term,  condition,  covenant  or agreement contained in this Agreement or in any Subscription Agreement or any representation  or warranty  given by the Corporation  in this Agreement  or in any Subscription Agreement is or becomes untrue, false or misleading.

(b)
Rights on Termination:  Any termination by the Agents pursuant to subsection 10(a) hereof  shall  be  effected  by  notice  in  writing  delivered   by  the  Agents  to  the Corporation at the address thereof as set out in section 14 hereof.  The right of Agents to so terminate  the obligations  thereof under this Agreement  is in addition  to such other remedies as the Agents may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated  by this Agreement. In the event of a termination by the Agents pursuant to subsection  lO(a) hereof there shall be no further liability on the part of the Agents to the Corporation or of the Corporation   to  the  Agents  except  any  liability  which  may  have  arisen  or  may thereafter arise under either section 11 or 12 hereof.

(c)	Termination by the Corporation: This Agreement may be terminated by the Corporation by the Corporation providing ten (10) Business Days notice thereof to the Agents.

11.           Indemnity and Contribution

(a)
The Corporation (the "Indemnitor") hereby agrees to indemnify and hold the Agents and any member of the selling group, and/or any of their respective affiliates (hereinafter collectively referred to in this section 11 as the "Agents") and each of the partners, directors, officers, employees and partners of the Agent (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits or remuneration or other costs of the Personnel), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agents to which the Agents and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agents and the Personnel hereunder, provided, however, that this indemnity shall not apply to the extent that a final non-appealable order issued by a court of competent jurisdiction shall have determined that:

(i)	the Agents or the Personnel have been negligent or engaged in wilful misconduct or have committed any fraudulent act in the course of such performance or have breached securities laws and regulations;

(ii)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly and primarily caused by any of the actions referred to in (i); or

(iii)	the Agents have breached any material provision of this Agreement.

(b)
If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Agents or any Personnel or insufficient to hold the Agents or any Personnel harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agents or any Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agents or any Personnel on the other hand but also the relative fault of the Indemnitor and the Agents or any Personnel, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agents or any of its Personnel as a result of such expense, loss, claim, damage or liability and any excess of such amount over the amount of the aggregate fees that the Agents actually received and retained pursuant to this Agreement.

(c)
The Indemnitor agrees that in case any legal proceeding in respect of which indemnification may be obtained from the Indemnitor shall be brought against the Indemnitor and/or the Agents by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Agents in respect of which indemnification may be obtained from the Indemnitor and any Personnel of the Agents shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agents, the Agents shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agents for time spent by the Personnel in connection therewith) and out-of-pocket expenses incurred by the Personnel in connection therewith shall be paid by the Indemnitor as they occur.

(d)
Promptly after receipt of notice of the commencement of any such legal proceeding against the Agents or any of the Personnel or after receipt of notice of the commencement of any such investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agents will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. The Indemnitor shall assume the investigation and defence or contestation thereof and shall employ counsel satisfactory to the Agents, acting reasonably. Neither the Agents nor any other party shall incur any expenses as regards such claim, action, legal proceeding or investigation (including payments in settlement thereof), including any investigation for which the Indemnitor would be liable to indemnify the Agent or any Personnel, without the Indemnitor's prior written consent. The Agents and the Personnel will provide all necessary assistance to the Indemnitor in connection with such investigation,  defence  or contestation.    Notwithstanding  the foregoing,  the Agents will be entitled to employ counsel separate from counsel to the Indemnitor if counsel retained  by the Indemnitor  and the Agents  have both advised  (or in the event of a dispute between such counsel, a court of competent  jurisdiction  has determined)  that representation  of both parties by the same counsel would  be inappropriate  because there may be legal defences  available to the Agents which are different  from or in addition  to those available  to the Indemnitor  (in which event and to that extent, the Indemnitor  shall  not have the right to assume  to direct the defence  on the Agents' behalf) or that there is a conflict  of interest between the Indemnitor  and the Agents (in  which  events  the  Indemnitor  shall  not  have  the  right  to assume  or  direct  the defence on the Agents' behalf).

(e)
The Indemnitor shall not be liable for any settlement  of any action, suit, proceeding, claim or investigation made without its consent, such consent not to be unreasonably withheld.In  the  event  that  an  indemnified  party  withholds  its  consent  in  the circumstances aforesaid in respect of a settlement that is acceptable to the Indemnitor and the claimant,  and under the terms of such proposed settlement  the indemnified party was to be fully indemnified  and held harmless, then the Indemnitor   shall not have any liability hereunder to the indemnified party for the amount of any final settlement or judgment award in excess of the settlement offer rejected by such indemnified  party and the Agents shall indemnify and save harmless the Indemnitor for all costs and expenses incurred by the Indemnitor in subsequent prosecution of the matter after the aforesaid rejected settlement offer, and  for all losses, claims, damages, or liabilities incurred or awarded upon a final determination of the matter in excess of the aforesaid rejected settlement offer.

(t)
Neither the Corporation nor the Agents will be liable for indirect, punitive or special damages (including loss of profits, data, business or goodwill), regardless of the legal theory advanced or of any notice given as to the likelihood of such damages; provided that: (a) this provision shall not limit the indemnity or contribution rights as provided for in this Agreement or applicable law; and (b) damages required to be paid by the Agents and/or Personnel to any third party may be considered direct damages.

12.           Expenses

Whether or not the purchase and sale of the Offered Securities shall be completed as contemplated by this Agreement, all expenses of or incidental to the issue, sale and delivery of the Offered Securities and of or incidental to all matters in connection with the transaction herein set out shall be borne by the Corporation including, without limitation, the reasonable fees of legal counsel for the Agents (which will not be more than $35,000 plus applicable taxes and disbursements without prior approval of Energizer acting reasonably) and the reasonable out-of-pocket expenses of the Agents.

13.           Conditions

All of the terms and conditions  contained in this Agreement  to be satisfied  by the Corporation prior to the Closing Time shall be construed as conditions and any breach or failure by the Corporation to comply with any of such terms and conditions shall entitle the Agents to terminate the obligations thereof to complete the Closing by written notice to that effect given by the Agents to the Corporation prior to the Closing Time. It is understood and agreed that the Agents may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights thereof in respect of any other such term and condition or any other or subsequent breach or non-compliance; provided that to be binding on the Agents any such waiver or extension must be in writing and signed by or on behalf of the Agents.  If the Agents shall elect to terminate the obligations thereof to complete the Closing as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder shall be limited to the indemnity referred to in section 11 hereof, the right to contribution referred to in section 11 hereof and the payment of expenses referred to in section 12 hereof.

14.           Notices

(a)
Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission or via email to such party, as follows:

(a)	in the case of the Corporation: Energizer Resources Inc. 141 Adelaide Street West Suite 520 Toronto, Ontario M5H3L5

	Attention:	Craig Scherba
	Fax:	(416) 364-2753
	Email:	cscherba@energizerresources.com

with a copy to:

Fraser Milner Casgrain LLP 77 King Street West, Suite 400 Toronto-Dominion Centre Toronto ON, M5K OA1

	Attention:	James Clare
	Fax:	(416) 863-4473
	Email:	james.clare@fmc-law.com

(b)	in the case of the Agents:

Euro Pacific Canada Inc. 130 King Street West Suite 2820, Box 20 Toronto, Ontario M5X 1A9

	Attention:	David Cusson
	Fax:	(647) 436-7688
	Email:	david.cusson@europac.ca

Jennings Capital Inc. 33 Yonge Street, Suite 320 Toronto, ON MSE 1G4

Attention:	Doug Harris
Fax:	416-214-2844
Email:	Doug.Harris@jenningscapital.com
with a copy (for information purposes only and not to constitute notice) to:

Gowling Lafleur Henderson LLP Suite 1600 100 King Street West 1First Canadian Place Toronto, Ontario MSX 1G5

Attention:	Paul Fornazzari
Fax:	(416) 862-7661
Email:	paul.fornazzari@gowlings.com

(b)
Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax or email, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

15.           Miscellaneous

(a)
Governing Law: This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

(b)	Time of Essence: Time shall be of the essence of this Agreement.

(c)
Survival: All representations, warranties, covenants and agreements of the Corporation herein contained or contained in any documents contemplated by, or delivered pursuant to, this Agreement or in connection with the purchase and sale of the Offered Securities shall survive the purchase and sale of the Offered Securities and the termination of this Agreement and shall continue in full force and effect for the benefit of the Agents and the Purchasers for a period of 24 months from the applicable Closing Date, regardless of any subsequent disposition of Offered Securities or any investigation by or on behalf of the Agents with respect thereto.

(d)
Counterparts: This Agreement may be executed by any one or more of the parties to this Agreement by facsimile or other electronic communication  or in any number of counterparts,  each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(e)
Entire Agreement: This Agreement constitutes the entire agreement between the Corporation  and  the Agents  in connection  with  the issue  and  sale  of  the Offered Securities by the Corporation and supersedes all prior agreements, understandings, negotiations  and discussions,  whether oral or written, including,  but not limited  to, the engagement letter dated October 31, 2012 relating to the Offering between the Corporation and Europac.

(f)
Severability: If any  provision  of  this  Agreement  is  determined   to  be  void  or unenforceable  in whole  or in  part, it shall  be deemed  not to affect  or impair  the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

[execution page follows]

Would you kindly confirm the agreement of the Corporation to the foregoing by executing two duplicate copies of this Agreement and thereafter returning two such executed copies to the Agents.

Yours truly,

EURO PACIFIC CANADA INC.

Per:
Authorized Signing Officer

JENNINGS CAPITAL INC.

Per:
Authorized Signing Officer

The undersigned hereby accepts and agrees to the foregoing as of the ______ day of November, 2012.

ENERGIZER RESOURCES INC.

By:
Craig Scherba
President and COO

Would  you kindly confirm  the agreement  of the Corporation  to the foregoing  by executing  two duplicate copies of this Agreement and thereafter returning two such executed copies to the Agents.

Yours truly,

EURO PACIFIC CANADA INC.

Per:
Authorized Signing Officer

JENNINGS CAPITAL INC.

Per:
Authorized Signing Officer

The undersigned hereby accepts and agrees to the foregoing as of the ______ day of November, 2012.

ENERGIZER RESOURCES INC.

By:
Craig Scherba
President and COO

Would  you kindly confirm  the agreement  of the Corporation  to the foregoing  by executing  two duplicate copies of this Agreement and thereafter returning two such executed copies to the Agents.

Yours truly,

EURO PACIFIC CANADA INC.

Per:
Authorized Signing Officer

JENNINGS CAPITAL INC.

Per:
Authorized Signing Officer

The undersigned  hereby accepts and agrees to the foregoing as of the 15th day of November, 2012.

ENERGIZER RESOURCES INC.

By:
Craig Scherba
President and COO